Exhibit 10.5

EXCHANGE AGREEMENT

among

THE AVEON GROUP L.P.,

AVEON HOLDINGS I L.P.,

AVEON HOLDINGS II L.P.,

AVEON HOLDINGS III L.P.

and

THE AVEON HOLDINGS LIMITED PARTNERS FROM

TIME TO TIME PARTY HERETO

Dated as of             , 2010

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of                     , 2010, among The Aveon Group L.P., Aveon Holdings I L.P., Aveon Holdings II L.P., Aveon Holdings III L.P. and the Aveon Holdings Limited Partners from time to time party hereto.

WHEREAS, the parties hereto desire to provide for the exchange of certain Aveon Holdings Partnership Units for Common Units, on the terms and subject to the conditions set forth herein;

WHEREAS, the right to exchange Aveon Holdings Partnership Units set forth in Section 2.1(a) below, once exercised, represents a several, and not a joint and several, obligation of the Aveon Holdings Partnerships, and no Aveon Holdings Partnership shall have any obligation or right to acquire Aveon Holdings Partnership Units issued by another Aveon Holdings Partnership;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Aveon Holdings I” means Aveon Holdings I L.P., a limited partnership formed under the laws of the State of Delaware, and any successor thereto.

“Aveon Holdings I General Partner” means Aveon Holdings I GP Inc., a corporation formed under the laws of the State of Delaware and the general partner of Aveon Holdings I, and any successor general partner thereof.

“Aveon Holdings II” means Aveon Holdings II L.P., a limited partnership formed under the laws of the State of Delaware, and any successor thereto.

“Aveon Holdings II General Partner” means Aveon Holdings II GP L.P., a limited partnership formed under the laws of the State of Delaware and the general partner of Aveon Holdings II, and any successor general partner thereof.

“Aveon Holdings III” means Aveon Holdings III L.P., a limited partnership formed under the laws of the State of Delaware, and any successor thereto.

“Aveon Holdings III General Partner” means Aveon Holdings III GP L.P., a limited partnership formed under the laws of the State of Delaware and the general partner of Aveon Holdings III, and any successor general partner thereof.

“Aveon Holdings General Partners” means, collectively, Aveon Holdings I General Partner, Aveon Holdings II General Partner and Aveon Holdings III General Partner.

“Aveon Holdings Limited Partner” means each Person that is as of the date of this Agreement or becomes from time to time a limited partner of each of the Aveon Holdings Partnerships pursuant to the terms of the Aveon Holdings Partnership Agreements.

“Aveon Holdings Partnership Agreements” means, collectively, the Amended and Restated Limited Partnership Agreement of Aveon Holdings I, the Amended and Restated Limited Partnership Agreement of Aveon Holdings II and the Amended and Restated Limited Partnership Agreement of Aveon Holdings III, as they may each be amended, supplemented or restated from time to time.

“Aveon Holdings Partnerships” means, collectively, Aveon Holdings I, Aveon Holdings II and Aveon Holdings III.

“Aveon Holdings Partnership Unit” means, collectively, one unit of partnership interest in each of Aveon Holdings I, Aveon Holdings II and Aveon Holdings III, issued pursuant to their respective Aveon Holdings Partnership Agreements.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Unit” means a partnership interest in the Issuer representing a fractional part of the partnership interests in the Issuer of all limited partners of the Issuer having the rights and obligations specified with respect to Common Units in the Issuer Partnership Agreement.

“Exchange” has the meaning set forth in Section 2.1(a) of this Agreement.

“Exchange Rate” means the number of Common Units for which an Aveon Holdings Partnership Unit is entitled to be exchanged. On the date of this Agreement, the Exchange Rate shall be one for one, which Exchange Rate shall be subject to modification as provided in Section 2.4.

“IPO” means the initial public offering and sale of Common Units, as contemplated by the Issuer’s Registration Statement on Form S-1 (File No. 333-168719).

“Issuer” means The Aveon Group L.P., a limited partnership formed under the laws of the State of Delaware, and any successor thereto.

“Insider Trading Policy” means the Insider Trading Policy of the Issuer applicable to the directors and executive officers of its general partner, as such insider trading policy may be amended from time to time.

“Issuer Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Issuer to be dated substantially concurrently with the consummation of the IPO, as such agreement of limited partnership may be amended, supplemented or restated from time to time.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association (including any group, organization, co-tenanacy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Issuer.

“Quarterly Exchange Date” means, unless the Issuer cancels such Quarterly Exchange Date pursuant to Section 2.7 hereof, the date that is the later to occur of either: (1) the second Business Day after the date on which the Issuer makes a public news release of its quarterly earnings for the prior Quarter or (2) the first day each Quarter that directors and executive officers of the Issuer’s general partner are permitted to trade under the Insider Trading Policy; provided that there shall be no Quarterly Exchange Date prior to the first anniversary of the closing of the IPO.

“Sale Transaction” has the meaning set forth in Section 2.7 of this Agreement.

“Transfer Agent” means such bank, trust company or other Person as shall be appointed from time to time by the Issuer pursuant to the Issuer Partnership Agreement to act as registrar and transfer agent for the Common Units.

ARTICLE II

EXCHANGE OF AVEON HOLDINGS PARTNERSHIP UNITS

Section 2.1 Exchange of Aveon Holdings Partnership Units. (a) Subject to adjustment as provided in this Article II, to the provisions of the Aveon Holdings Partnership Agreements and the Issuer Partnership Agreement and to the provisions of Section 2.2 hereof, each Aveon Holdings Limited Partner shall be entitled to exchange Aveon Holdings Partnership Units held by it on any Quarterly Exchange Date by surrendering Aveon Holdings Partnership Units to the Aveon Holdings Partnerships in exchange for the delivery by the Aveon Holdings Partnerships of a number of Common Units equal to the product of such number of Aveon Holdings Partnership Units surrendered multiplied by the Exchange Rate (an “Exchange”); provided that any such exchange shall be for a minimum of the lesser of (i) 1,000 Aveon Holdings Partnership Units or (ii) all of the Aveon Holdings Partnership Units held by such Aveon Holdings Limited Partner.

(b) On the date Aveon Holdings Partnership Units are surrendered for exchange, all rights of the exchanging Aveon Holdings Limited Partner as holder of such Aveon Holdings Partnership Units shall cease, and such exchanging Aveon Holdings Limited Partner or its designee shall be treated for all purposes as having become the Record Holder (as defined in the Issuer Partnership Agreement) of such Common Units and shall be admitted as a Limited Partner (as defined in the Issuer Partnership Agreement) of the Issuer in accordance and upon compliance with Section 10.2 of the Issuer Partnership Agreement.

(c) For the avoidance of doubt, any exchange of Aveon Holdings Partnership Units shall be subject to the provisions of the Aveon Holdings Partnership Agreements, including without limitation the provisions of Sections 8.1 and 8.3.

Section 2.2 Exchange Procedures. (a) An Aveon Holdings Limited Partner may exercise the right to exchange Aveon Holdings Partnership Units set forth in Section 2.1(a) above by providing a written notice of exchange at least thirty (30) days prior to the applicable Quarterly Exchange Date, or within such shorter period of time as may be agreed by the parties hereto, to each of the Aveon Holdings General Partners substantially in the form of Exhibit A hereto, duly executed by such holder or such holder’s duly authorized attorney in respect of the Aveon Holdings Partnership Units to be exchanged, delivered during normal business hours at the principal executive offices of the Aveon Holdings General Partners.

(b) As promptly as practicable following the surrender for exchange of Aveon Holdings Partnership Units in the manner provided in this Article II, the Aveon Holdings Partnerships shall deliver or cause to be delivered at the office of the Transfer Agent or to an account designated by the exchanging Aveon Holdings Limited Partner the number of Common Units issuable upon such exchange, issued in the name of such exchanging Aveon Holdings Limited Partner.

(c) The Aveon Holdings Partnerships may adopt reasonable procedures for the implementation of the exchange provisions set forth in this Article II, including, without limitation, procedures for the giving of notice of an election for exchange.

Section 2.3 Blackout Periods and Ownership Restrictions. Notwithstanding anything to the contrary, an Aveon Holdings Limited Partner shall not be entitled to exchange Aveon Holdings Partnership Units, and the Issuer and the Aveon Holdings Partnerships shall have the right to refuse to honor any request for exchange of Aveon Holdings Partnership Units, at any time or during any period (i) if the Issuer or the Aveon Holdings Partnerships shall determine, based on the advice of counsel (which may be inside counsel), that there may be material non-public information relating to the Issuer and/or one or more of the Aveon Holdings Partnerships that may affect the trading price per Common Unit at such time or during such period, (ii) if such exchange would be prohibited under applicable law or regulation, (iii) to the extent such Aveon Holdings Limited Partner would be prohibited from holding Common Units under the Issuer Partnership Agreement or (iv) to the extent such exchange would not be permitted under the policies and procedures established by the general partners of the Aveon Holdings Partnerships.

Section 2.4 Splits, Distributions and Reclassifications. The Exchange Rate shall be adjusted accordingly if there is: (1) any subdivision (by split, distribution, reclassification, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of the Aveon Holdings Partnership Units that is not accompanied by an identical subdivision or combination of the Common Units; or (2) any subdivision (by split, distribution, reclassification, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of the Common Units that is not accompanied by an identical subdivision or combination of the Aveon Holdings Partnership Units. In the event of a reclassification or other similar transaction as a result of which the Common Units are converted into another security, then an Aveon Holdings Limited Partner shall be entitled to receive upon exchange the amount of such security that such Aveon Holdings Limited Partner would have received if such exchange had occurred immediately prior to the effective date of such reclassification or other similar transaction. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon the exchange of any Aveon Holdings Partnership Unit.

Section 2.5 Common Units to be Issued. The Issuer covenants that if any Common Units require registration with or approval of any governmental authority under any U.S. federal or state law before such Common Units may be issued upon exchange pursuant to this Article II, the Issuer shall use commercially reasonable efforts to cause such Common Units to be duly registered or approved, as the case may be. The Issuer shall use commercially reasonable efforts to list the Common Units required to be delivered upon exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Common Units may be listed or traded at the time of such delivery. Nothing contained herein shall be construed to preclude the Issuer or the Aveon Holdings Partnerships from satisfying their obligations in respect of the exchange of the Aveon Holdings Partnership Units by delivery of Common Units which are held in the treasury of the Issuer or the Aveon Holdings Partnership or any of their subsidiaries.

Section 2.6 Taxes. The delivery of Common Units upon exchange of Aveon Holdings Partnership Units shall be made without charge to the Aveon Holdings Limited Partners for any stamp or other similar tax in respect of such issuance.

Section 2.7 Subsequent Offerings. The Issuer may from time to time provide the opportunity for Aveon Holdings Limited Partners to sell their Aveon Holdings Partnership Units to the Issuer, the Aveon Holdings Partnerships or any of their subsidiaries (a “Sale Transaction”); provided that no Sale Transaction shall occur unless the Issuer cancels the nearest Quarterly Exchange Date scheduled to occur in the same fiscal year of the Issuer as such Sale Transaction. An Aveon Holdings Limited Partner selling Aveon Holdings Partnership Units in connection with a Sale Transaction must provide notice to Issuer at least thirty (30) days prior to the cash settlement of such Sale Transaction in respect of the Aveon Holdings Partnership Units to be sold, in each case delivered during normal business hours at the principal executive offices of the Issuer. For the avoidance of doubt, the total aggregate number of Quarterly Exchange Dates and Sale Transactions occurring during any fiscal year of the Issuer shall not exceed four (4).

ARTICLE III

GENERAL PROVISIONS

Section 3.1 Amendment. (a) The provisions of this Agreement may be amended by the affirmative vote or written consent of the Issuer and each of the Aveon Holdings Partnerships and, after a Change of Control (as such term as defined in the Aveon Holdings Partnership Agreements), the holders of at least a majority of the Vested Percentage Interests (as such term as defined in the Aveon Holdings Partnership Agreements) of the Aveon Holdings Partnership Units (excluding Aveon Holdings Partnership Units held by the Issuer and the Aveon Holdings General Partners).

(b) Each Aveon Holdings Limited Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or written consent of less than all of the Aveon Holdings Limited Partners, such action may be so taken upon the concurrence of less than all of the Aveon Holdings Limited Partners and each Aveon Holdings Limited Partner shall be bound by the results of such action.

Section 3.2 Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.2):

(a) If to the Issuer, to:

The America’s Cup Building

30 Doaks Lane

Marblehead, Massachusetts 01945

Attention: Chief Legal Officer

Fax: (781) 639-8549

Electronic Mail: rcarrigan@aveonmanagement.com

(b) If to	Aveon Holdings I L.P.,
Aveon Holdings II L.P., or
Aveon Holdings III L.P., to:

The America’s Cup Building

30 Doaks Lane

Marblehead, Massachusetts 01945

Attention: Chief Legal Officer

Fax: (781) 639-8549

Electronic Mail: rcarrigan@aveonmanagement.com

(c) If to any Aveon Holdings Limited Partner, to:

the address and facsimile number set forth for such Aveon

Holdings Limited Partner in the records of the Aveon Holdings

Partnerships.

Section 3.3 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 3.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

Section 3.5 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 3.6 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 3.7 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 3.8 Submission to Jurisdiction; Waiver of Jury Trial.

(a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language.

Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph (a), the Aveon Holdings Partnerships may cause any Aveon Holdings Partnership to bring, on behalf of the Issuer or such Aveon Holdings Partnership or on behalf of one or more Aveon Holdings Limited Partners, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each Aveon Holdings Limited Partner (i) expressly consents to the application of paragraph (c) of this Section 3.8 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate and (iii) irrevocably appoints the Aveon Holdings Partnerships as such Aveon Holdings Limited Partner’s agents for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Aveon Holdings Limited Partner of any such service of process, shall be deemed in every respect effective service of process upon the Aveon Holdings Limited Partner in any such action or proceeding.

(c) (i) Each Aveon Holdings Limited Partner hereby irrevocably submits to the jurisdiction of courts located in New York, New York for the purpose of any judicial proceeding brought in accordance with the provisions of this Section 3.8, or any judicial proceeding ancillary to an arbitration or contemplated arbitration arising out of or relating to or concerning this agreement. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 3.8 and such parties agree not to plead or claim the same.

(d) Notwithstanding any provision of this Agreement to the contrary, this Section 3.8 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Delaware Uniform Arbitration Act (10 Del. C. § 5701 et seq.) (the “Delaware Arbitration Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 3.8, including any rules of the International Chamber of Commerce, shall be invalid or unenforceable under the Delaware Arbitration Act, or other applicable law, such invalidity shall not invalidate all of this Section 3.8. In that case, this Section 3.8 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 3.8 shall be construed to omit such invalid or unenforceable provision.

Section 3.9 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3.9.

Section 3.10 Fulfillment of Partnership Obligations. Notwithstanding the foregoing, no Common Unit or portion thereof will be issued pursuant to this Agreement unless one unit of partnership interest issued by each of the Aveon Holdings Partnerships, together representing a complete Aveon Holdings Partnership Unit, is tendered for exchange and each Aveon Holdings Partnership fulfills its respective exchange obligations hereunder with respect to such Aveon Holdings Partnership Unit being tendered.

Section 3.11 Tax Treatment. To the extent this Agreement imposes obligations upon a particular Aveon Holdings Partnership or an Aveon Holdings General Partner, this Agreement shall be treated as part of the relevant Aveon Holdings Partnership Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations. As required by the Code and the Treasury Regulations, the parties shall report any Exchange consummated hereunder, in the case of Aveon Holdings I as a taxable sale of Aveon Holdings Partnership Units by a Aveon Holdings Limited Partner to Aveon Holdings I General Partner, and in the case of Aveon Holdings II and Aveon Holdings III, as a tax-free exchange of Aveon Holdings Partnership Units, and no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority.

Section 3.12 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

THE AVEON GROUP L.P.
By: Aveon Management L.L.C., its general partner

By:
Name:
Title:

AVEON HOLDINGS I L.P.
By: Aveon Holdings I GP Inc., its general partner

By:
Name:
Title:

AVEON HOLDINGS II L.P.
By: Aveon Holdings II GP L.P., its general partner
By: Aveon Holdings II GP Management L.L.C., its general partner

By:
Name:
Title:

AVEON HOLDINGS III L.P.
By: Aveon Holdings III GP L.P., its general partner
By: Aveon Holdings III GP Management L.L.C., its general partner

By:
Name:
Title:

[LIMITED PARTNERS]

By:
Name:
Title:

EXHIBIT A

[FORM OF]

NOTICE OF EXCHANGE

Aveon Holdings I L.P.

Aveon Holdings II L.P.

Aveon Holdings III L.P.

The America’s Cup Building

30 Doaks Lane

Marblehead, Massachusetts 01945

Attention: Chief Legal Officer

Fax: (781) 639-8549

Electronic Mail: rcarrigan@aveonmanagement.com

Reference is hereby made to the Exchange Agreement, dated as of                     , 2010 (the “Exchange Agreement”), among The Aveon Group L.P., Aveon Holdings I L.P., Aveon Holdings II L.P., Aveon Holdings III L.P. and the Aveon Holdings Limited Partners from time to time party thereto, as amended from time to time. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Aveon Holdings Limited Partner desires to exchange the number of Aveon Holdings Partnership Units set forth below in the form of exchange selected below to be issued in its name as set forth below.

Legal Name of Aveon Holdings Limited Partner:

Address:

Number of Aveon Holdings Partnership Units to be exchanged:

The undersigned (1) hereby represents that the Aveon Holdings Partnership Units set forth above are owned by the undersigned, (2) hereby exchanges such Aveon Holdings Partnership Units for Common Units as set forth in the Exchange Agreement and (3) hereby irrevocably constitutes and appoints any officer of the Aveon Holdings Partnerships, the Aveon Holdings General Partners, the Issuer or Aveon Group Management L.L.C. as its attorney, with full power of substitution, to exchange said Aveon Holdings Partnership Units on the books of the Aveon Holdings Partnerships for Common Units on the books of the Issuer, with full power of substitution in the premises.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated: